Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 22, 2002, with respect to the consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2001 of Cerritos Valley Bancorp and Subsidiary. We consent to the use of the aforementioned report in the Registration Statement and Prospectus included in Amendment No. 5 to Form S-1 (No. 333-112778) of Placer Sierra Bancshares.

/s/    GRANT THORNTON LLP

Los Angeles, California

July 19, 2004